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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY



1. M/I Financial Corp., an Ohio corporation. M/I Financial Corp. is wholly-owned by the Company.

2. M/I Homes, Inc., an Arizona corporation. M/I Homes, Inc. is wholly-owned by the Company.

3. MHO, L.L.C., an Arizona limited liability corporation. MHO, L.L.C. is wholly-owned by M/I Homes, Inc.

4. M/I Homes Construction, Inc., an Arizona corporation. M/I Homes Construction, Inc. is wholly-owned by the Company.

5. M/I Schottenstein Services Corp., an Ohio Corporation. M/I Schottenstein Services Corp. is wholly-owned by the Company.

6. 601RS, L.L.C., an Ohio limited liability corporation. 601RS, L.L.C. is wholly-owned by the Company.

7. Northeast Office Venture, L.L.C., a Delaware limited liability corporation. Northeast Office Venture is wholly-owned by the Company.

8. Manor Road - 1997, L.L.C., a Virginia limited liability corporation. Manor Road - 1997, L.L.C. is wholly-owned by the Company.

9. Chevy Chase Villas, L.L.C., a Virginia limited liability corporation. 99% L.L.C. owned by Manor Road - 1997, L.L.C.

10. M/I Title Agency Ltd., an Ohio limited liability company. 90% L.L.C. owned by the Company.

11. Washington Metro Residential Title Agency L.L.C., a Virginia limited liability corporation. 70% L.L.C. owned by the Company.